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                                                                     Exhibit 3.3

                          AMENDED AND RESTATED BYLAWS

                                       OF

                            THE TRIZETTO GROUP, INC.
                         (FNA M C HEALTH HOLDINGS, INC.)
                             A DELAWARE CORPORATION

                                 APRIL 29, 1998

                                   ARTICLE I

                                    Offices

     SECTION A. Registered Office. The registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company.

     SECTION B. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  Stockholders

     SECTION A. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting on such date and at such time as may be designated by the Board of Directors.

     SECTION B. Special Meetings. Unless otherwise prescribed by statute, special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, by the Chairman of the Board, by the President, or by any other person designated herein as having authority to call such a meeting. Any special meeting shall be held on such date (subject to the provisions on notice) and at such time as shall be designated by the Board of Directors, by the officer calling the meeting, or by said holders. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders of the Corporation are present in person or by proxy, in which case any and all business may
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be transacted at the meeting even though not included in the notice of meeting and even though the meeting itself was held without notice.

     SECTION C. Place of Meeting. Every annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors. Every special meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors or the officer calling the meeting.

     SECTION D. Notice of Meetings. It shall be the duty of the Secretary to cause notice of each meeting of the stockholders to be mailed to each stockholder of the Corporation entitled to vote at such meeting at his address as it appears upon the records of the Corporation not less than ten nor more than sixty days before the day of the meeting. The notice of the meeting shall state the place, date, and hour of the meeting and, in case of a special meeting, also shall state the purpose or purposes for which the meeting is called.

     SECTION E. Quorum.

          1. At any meeting of the stockholders, the holders of the Corporation's outstanding capital stock representing a majority in number of the votes that are entitled to be cast at such meeting, present in person or otherwise represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the presence or representation of a larger number of shares shall be required by law, by the Certificate of Incorporation, or by these Bylaws, and, in that case, the presence or representation of the number of shares so required shall constitute a quorum.

          2. Any meeting may be adjourned (even though a quorum is not present) by the holders of the Corporation's outstanding capital stock representing a majority in number of the votes entitled to be cast at such meeting, present in person and represented by proxy, to another time or place, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty days and a new record date is not set for the adjourned meeting.

     SECTION F. Organization.

          1. The Chairman, if the President is not present, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the Chairman and the President, the holders of the Corporation's outstanding capital stock representing a majority in number of the votes entitled to be cast at such meeting, present in person and represented by proxy, shall elect a chairman.



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          2.  The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          3. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting shall be prepared and maintained in accordance with the Delaware General Corporation Law.

     SECTION G. Voting.

          1. Except as otherwise provided for in the Certificate of Incorporation, in these Bylaws, in resolutions of the Board of Directors, or by law, each stockholder shall be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation registered in his name upon the books of the Corporation. No proxy shall be voted after three years from the date of its being granted unless the proxy provides for a longer period.

          2. Upon the demand of any stockholder, the vote upon any matter before the meeting shall be by ballot.

          3. Shares of the Common Stock of the Corporation owned directly or indirectly by the Corporation shall not be voted directly or indirectly or counted in determining whether a quorum is present at any meeting.

          4. Each proxy shall submit his power of attorney to the Secretary or to the Treasurer for examination before the commencement of the meeting at which the proxy intends to represent a stockholder who has given him a proxy. The certificate of the Secretary or the Treasurer as to the regularity of any powers of attorney so submitted, and as to the number of shares held by the persons who severally and respectively executed the powers of attorney so submitted, shall be received as prima facie evidence of the number of shares represented by the holders of the powers of attorney for the purposes of establishing the presence of a quorum at such meeting, for organizing the same, for voting, and for all other purposes.

     SECTION H. Informal Action. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to


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such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

     SECTION 1. Inspectors of Election. When required by law or upon the demand of any stockholder or proxy entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more Inspectors or Judges of Elections, who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the chairman of the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment by the chairman of the meeting.


                                  ARTICLE III

                               Board of Directors


     SECTION A. Number and Term of Office. The business and property of the Corporation shall be managed and controlled by a Board of Directors. The number of directors on the Board shall be not less than one nor more than nine, such number of directors to be established from time to time by resolution of the Board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section B of this Article III, and each director elected shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     SECTION B. Resignation, Removal, and Vacancies.

          1. Any Director may resign at any time by giving written notice of his resignation to the Chairman, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified in the notice of resignation, or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. The acceptance of a resignation shall not be necessary to make it effective.

          2. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of the Corporation's outstanding capital stock representing a majority of the votes entitled to be cast at an election of Directors, except as otherwise provided by law.

     SECTION C. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board from



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time to time shall determine or as shall be designated in the notice or waiver of notice of the meeting.

     SECTION D. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be (i) mailed to each Director at least three days before the first meeting held in pursuance thereof or (ii) delivered personally or by prepaid commercial delivery or courier service, or sent by telegram, cable, or wireless, to every Director at least one day before the first meeting held in pursuance thereof.

     SECTION E. Special Meetings.

          1. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, the President, or any one Director then in office.

          2. The Secretary or an Assistant Secretary shall give notice of the day, hour, and place of each special meeting (i) by mailing the same to each Director at least three days before the meeting or (ii) by causing the same to be delivered personally or by prepaid commercial delivery or courier service, or to be sent by telegraph, cable or wireless, to each Director at least one day before the meeting.

          3. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting; and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated an amendment of the Bylaws to be one of its purposes. At any meeting at which every Director shall be present and no Director shall object, any business may be transacted, even though no notice is given.

     SECTION F. Quorum. Except as otherwise provided for herein, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business and the action of the Board of Directors at which a quorum is present shall be the action of the Board of Directors. If less than a quorum is present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time.

     SECTION G. Chairman and Secretary of the Meeting. The President shall preside at all meetings of the Board of Directors. Otherwise, the Chairman, if present, or, if not, any other Director chosen by the Board, shall preside. The Chairman of the Board, the President, or other presiding Director, as the case may be, may appoint any person to act as secretary of the meeting.



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          SECTION H.  Committees.  The Board of Directors, by resolution passed by all members of the Board, may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. Each committee, to the extent provided for in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. In the absence or disqualification of any member of any committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          SECTION I. Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing. All consents in lieu of meetings shall be filed with the minutes of proceedings of the Board or committee.

          SECTION J. Telephone Meetings. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear, and speak to, each other. Participation in a telephone meeting pursuant to this Section J shall constitute presence in person at such meeting. The person designated to be secretary of the meeting by the Director initiating the telephone meeting shall take minutes of the meeting, and such minutes shall be filed with the other minutes of proceedings of the Board or committee.

          SECTION K. Compensation. Each Director, in consideration of his serving as a Director, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board from time to time shall determine. The Board likewise may provide that the Corporation shall reimburse each Director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                                    Officers


     SECTION A. Officers.

          1. The officers of the Corporation shall be a Chairman of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, and a Treasurer. All such officers shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders and shall hold office until the earlier of their removal or their respective successors shall have been elected and shall qualify.

          2. In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, each shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors or the President.

     SECTION B. Resignation, Removal, and Vacancies.

          1. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, the resignation shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          2. All officers and agents elected or appointed by the Board shall be subject to removal with or without cause at any time by the Board.

          3. A vacancy in any office may be filled at any time by the Board of Directors.

     SECTION C. Powers and Duties of the Chairman and the President. The President shall be the Chief Executive Officer of the Company. Subject to the control and general supervision of the Board of Directors, the Chief Executive Officer shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of Chief Executive Officer. The Chairman, if different from the President, shall have such authority and perform such duties in the absence of the President, and shall report to the Board of Directors.

     SECTION D. Powers and Duties of the Executive Vice President and Vice President. The Executive Vice President, if any, shall report to the President and shall have such powers and shall perform such duties as the Board of Directors or the President shall assign to him. The Board of Directors may appoint one or more Vice Presidents. Each Vice




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President shall have such powers and shall perform such duties as the Board of
Directors or the President shall assign to him.

     SECTION E. Powers and Duties of the Secretary. Except as otherwise provided for in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors shall authorize and direct; he shall have charge of the stock certificate books, transfer books, stock ledgers, and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director or officer of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Secretary. The Secretary shall also have such other powers and shall perform such other duties as may be assigned to him by these Bylaws, the Board of Directors, or the President.

     SECTION F. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of, and, when proper, may pay out, disburse or otherwise dispose of, all funds and securities of the Corporation that may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes, and other obligations and deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and, whenever required by the Board of Directors, shall render statements of such accounts; he shall exhibit his books and accounts to any Director or officer of the Corporation upon application at the Office of the Corporation during business hours; and he shall perform all acts incident to the position of Treasurer and shall also have such powers and shall perform such other or different duties as may be assigned to him from time to time by these Bylaws or the Board of Directors or the President.

     SECTION G. Additional Officers. The Board of Directors may from time to time appoint such other officers, including Chairman of the Board, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may deem advisable. Such officers shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such other powers and duties as may from time to time be conferred upon them by the Board of Directors or the President.

     SECTION H. Giving of Bond by Officers. If required to do so by the Board of Directors, each officer designated by the Board shall furnish a bond to the Corporation for the faithful performance of his duties with such penalties, conditions, and security as the Board may require.




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     SECTION I. Voting of Stock. Unless otherwise ordered by the Board of
Directors, each officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings, shall possess and may exercise, in person or by proxy, any and all rights, powers, and privileges incident to the ownership of such stock. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

     SECTION J. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as officers as the Board of Directors from time to time may determine.


                                   ARTICLE V

                                Indemnification

     Any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise and who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was serving in such capacity, may be indemnified by the Corporation to the extent and in the manner described herein. The indemnification provided for in or authorized by this Article shall continue as to any person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. More specifically and in elaboration of the foregoing:

     a. The Corporation shall indemnify such person who has been successful on the merits or otherwise in defense of any such proceeding against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

     b. The Corporation shall indemnify such person against expenses, judgments, fines, and amounts paid in settlement and attorney's fees actually and reasonably incurred by him in such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     c. In any action brought by or in the right of the Corporation to procure a judgment against such person, the Corporation shall indemnify such person against expenses,


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including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. The Corporation shall not indemnify such person if he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or other court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to such indemnity for such expenses as the Court shall deem proper.

     d. Any indemnification authorized under subsections b and c (unless otherwise ordered by a court) shall be made only upon a determination that the director, officer, employee, or agent has met the standard of conduct set forth in such subsections. Such determination shall be made by a majority of a quorum of disinterested directors, or if a disinterested quorum is not available, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel chosen by the Board of Directors or by vote of the stockholders.

     e. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     f. The Corporation shall also have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is serving at the request of the Corporation in said capacity of another Corporation against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

     g. The rights of indemnification under this Article V shall be in addition to rights that such person may otherwise be entitled to under the law of the State of Delaware.

                                   ARTICLE VI

                            The Corporation's Stock

     SECTION A. Stock Certificates. Stock certificates representing all shares to which stockholders are entitled shall be in the form determined by the Board of Directors. Certificates shall be numbered consecutively and shall be entered in the books of the Corporation as they are issued. They shall be signed by the Chairman of the Board, the


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President, or a Vice President and by the Treasurer, an Assistant Treasurer,
the Secretary, or an Assistant Secretary. If the Board of Directors has designated a transfer agent or registrar and if any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer of the Corporation may be a facsimile.

     SECTION B. Lost, Stolen, or Destroyed Certificates. The Corporation or its transfer agent may issue a new certificate of stock of the Corporation in place of any certificate theretofore issued by it, alleged by its owner, or his legal representative, to have been lost, stolen, or destroyed, and the Board of Directors or its transfer agent may require the owner, or his legal representative, to give the Corporation and its transfer agent a bond sufficient to indemnify the Corporation and its transfer agent against any claim that may be made against them on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

     SECTION C. Transfer of Shares. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, and applicable statutory requirements, registration of transfers of shares of stock of the Corporation shall be made on the books of the Corporation.

     SECTION D. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION E. Closing of Transfer Books; Fixing of Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders shall be at the close of business on the next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for in this Section, such



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determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION F. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof; accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided for by law.

     SECTION G. Dividends.

          1. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation but only out of funds available for the payment of dividends as provided for by law.

          2. Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a Saturday, Sunday, or legal holiday, the dividend payable on such date shall be paid on the next day that is not a Saturday, Sunday, or legal holiday.

                                  ARTICLE VII

             Corporate Seal; Fiscal Year; Miscellaneous Provisions

     SECTION A. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which, unless otherwise determined by the Board of Directors, shall be in the custody of the Secretary. If and when so directed by the Board of Directors or the Chief Executive Officer, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board.

     SECTION B. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     SECTION C. Checks, Notes, etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, shall be countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

     SECTION D. Waivers of Notice. Whenever any notice whatever is required to be given under the provisions of these Bylaws or the Certificate of Incorporation to any



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person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          SECTION E. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents, and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors.

                                  ARTICLE VIII

                            Amendment of the Bylaws

          Subject to the provisions of the Certificate of Incorporation and the power of the stockholders to alter or repeal any Bylaw made by the Board, these Bylaws may be altered or repealed by the vote of a majority of the members of the Board.

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of thirteen (13) pages, including this page, constitute the Bylaws of The TriZetto Group, Inc. (FNA M C Health Holdings, Inc.), adopted by the Board of Directors as of April 29, 1998.


                                   /s/ [Signature Illegible]
                                   ----------------------------------
                                   Secretary





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